UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 203 318 9709

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On March 19, 2019, Urovant Sciences, Ltd. (the “Company”) issued a press release announcing positive topline results from EMPOWUR, the Company’s international double-blind, placebo-controlled, multicenter Phase 3 clinical trial evaluating the efficacy and safety of vibegron 75mg in adults with symptoms of overactive bladder (“OAB”). Based on these data, the Company has stated that it intends to file an NDA by early 2020 for vibegron for the treatment of OAB. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Following the announcement of the positive results of the EMPOWUR study, the Company is able to draw an additional $30,000,000 under the Company’s loan agreement with Hercules Capital, Inc. The Company has the discretion to draw this amount at any time through September 30, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urovant Sciences Ltd.

Dated: March 20, 2019
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Financial and Accounting Officer